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                                                                   Exhibit 10.34


                   INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

          INDEMNIFICATION AND REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of April 10, 2002, is made between SANDISK CORPORATION, a Delaware corporation (herein, "SanDisk"), and TOSHIBA CORPORATION, a Japanese corporation (herein, "Toshiba").

                              W I T N E S S E T H:

          WHEREAS, Toshiba and SanDisk hold (directly or indirectly) 50.1% and 49.9%, respectively, of the outstanding limited liability company interests of FlashVision L.L.C., a Virginia limited liability company ("FVC"); and

          WHEREAS, as of the date hereof, FVC is subject to (i) (A) that certain Master Lease Intended as Security (FlashVision / Toshiba Tranche) dated as of December 27, 2000, between FVC and ABN AMRO Bank, N.V. ("ABN AMRO"), (B) that certain Participation Agreement (FlashVision / Toshiba Tranche), dated as of December 27, 2000, between FVC, ABN AMRO as Lessor, ABN AMRO as agent for the Participants (as defined therein), the Syndication Agents (as defined therein) and such Participants, and (C) the Operative Documents (as defined in Appendix A thereto) (collectively, the "Toshiba Tranche Lease Documents"), and (ii) (A) that certain Master Lease Intended as Security (FlashVision/ SanDisk Tranche), dated as of December 27, 2000, between FVC and ABN AMRO, (B) that certain Participation Agreement (FlashVision / SanDisk Tranche), dated as of December 27, 2000, between FVC, ABN AMRO as Lessor, ABN AMRO as agent for the Participants (as defined therein), the Syndication Agents (as defined therein), and such Participants, and (C) the Operative Documents (as defined in Appendix A thereto) (collectively, the "SanDisk Tranche Lease Documents") (the Toshiba Tranche Lease Documents and the SanDisk Tranche Lease Documents referred to collectively herein as the "Lease Documents"); and

          WHEREAS, Toshiba and SanDisk have caused FVC to exercise the Early Termination Option (as such term is defined in the Lease Documents) for the purchase of all of the Equipment (as such term is defined in the Lease Documents); and

          WHEREAS, (i) Toshiba and Mizuho Corporate Bank, Ltd. (as successor in interest to The Industrial Bank of Japan, the "Bridge Bank") are parties to that certain Overdraft Agreement entered into on September 30, 1994 and amended on December 20, 2001 (together with any documents delivered pursuant thereto, in each case as from time to time amended, restated, supplemented or otherwise modified, collectively being the "Toshiba Bridge Loan Documents") and (ii) Toshiba and FlashVision, Ltd., a limited liability company (yugen kaisha) organized under the laws of Japan the Units (as such term is defined in the New Master Agreement) in which are owned or to be owned by SanDisk and Toshiba as provided in Section 3.03(b)(viii) of the New Master Agreement ("FVC-Japan"), have entered into that certain Loan Agreement dated as of April 10, 2002 (together with any documents delivered pursuant thereto, in each case as from time to time amended, restated, supplemented or otherwise modified, collectively being the "FVC-Japan Bridge Loan Documents"; the FVC-Japan Bridge Loan Documents, together with the Toshiba Bridge Loan Documents, collectively being the "Bridge

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Loan Documents"), for the purpose of providing, on a short-term basis, the financing necessary to make all payments due under the Lease Documents, including, without limitation, payment in full for all of the Equipment, following consummation of the exercise by FVC of the Early Termination Option; and

          WHEREAS, SanDisk and Toshiba have entered into that certain New Master Agreement dated as of April 10, 2002 (as from time to time amended, restated, supplemented or otherwise modified, the "New Master Agreement"), providing for the transfer by FVC to FVC-Japan, pursuant to Section 3.03(b) of the New Master Agreement, of certain equipment as provided therein, including the Leased Equipment (as such term is defined in the New Master Agreement); and

          WHEREAS, Toshiba and SanDisk shall take such actions as are provided for in Section 3.03(c)(i) of the New Master Agreement to cause FVC-Japan to enter into a financing facility with Mizuho Corporate Bank, Ltd. and such other financial institutions as may be parties to such facility (collectively the "Refinancing Banks") (the agreements providing for such financing, as from time to time amended, restated, supplemented or otherwise modified, collectively being the "Refinancing Documents") for the purpose of providing financing for the repayment of the obligations under the Bridge Loan Documents and for the refinancing of the Leased Equipment; and

          WHEREAS, as an inducement to the Bridge Bank and the Refinancing Banks to enter into, and perform their obligations under, the Toshiba Bridge Loan Documents and the Refinancing Documents, Toshiba will execute and deliver for the benefit of the Bridge Bank and the Refinancing Banks one or more guaranties or other documents for the purpose of guarantying the obligations of FVC-Japan under the Refinancing Documents (as from time to time amended, restated, supplemented or otherwise modified, together with the Toshiba Bridge Loan Documents, collectively being the "Toshiba Guaranty"); and

          WHEREAS, partially as an inducement to Toshiba to execute and deliver, and perform its obligations under, the Toshiba Guaranty, SanDisk is entering into this Agreement with Toshiba; and otherwise to provide for certain agreements between SanDisk and Toshiba as to their conduct in connection with the arrangements under the Bridge Loan Documents, the Refinancing Documents and the Toshiba Guaranty, SanDisk and Toshiba are entering into this Agreement and undertaking their respective obligations to each other hereunder.

          NOW THEREFORE, for value received, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1. Definitions and Construction. Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A, entitled "Definitions, Rules of Construction and Documentary Conventions", to the New Master Agreement. The following terms shall have the meanings specified below:

          (a) "Business Day" means a day on which banks are open for business in Tokyo, Japan.

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          (b)  "Demand Amount" means, with respect to any Reimbursable
Obligation, the sum of (i) the amount of such Reimbursable Obligation plus (ii) the amount of any Expenses related thereto.

          (c) "Demand Notice" means a written notice delivered by Toshiba to SanDisk demanding payment of a Demand Amount due under this Agreement, which (i) shall set forth in respect of such Demand Amount the following:

               (1) the amount of Reimbursable Obligations and any Expenses covered by such Demand Notice;

               (2) the type (as Fully Reimbursable Obligations, FV Cure Obligations or Pro-Rata Reimbursement Obligations) of the Reimbursable Obligations covered by such Demand Notice;

               (3) a copy of any notice given to Toshiba under the Toshiba Guaranty in respect of the FVC-Japan default under the Financing Documents giving rise to the Obligations payable by Toshiba to generate the Reimbursable Obligations covered by such Demand Notice;

               (4) a description of the facts and circumstances giving rise to the Obligations payable by Toshiba to generate any Reimbursable Obligation covered by such Demand Notice;

               (5) if such Demand Notice covers Demand Amounts that include Expenses, a description in reasonable detail of the nature of such Expenses; and

               (6) if such Demand Notice covers Demand Amounts that include FV Cure Obligations, the date on which Toshiba made the payment as provided in
Section 3 hereof giving rise to such FV Cure Obligations and a description of to whom, and, if other than to FVC-Japan, on account of what FVC-Japan obligations, such payment was made;

and (ii) shall represent and warrant that the information set forth in such Demand Notice is true and correct.

          (d)  "Due Date" has the meaning set forth in Section 2.

          (e) "Expenses" means any and all reasonable expenses, including, without limitation, attorneys' fees and disbursements, which have been actually incurred by Toshiba or which Toshiba reasonably estimates will be incurred by it, in either case, in collecting any Demand Amount or enforcing its rights against SanDisk under this Agreement; provided, however, Expenses shall in no event include any costs for de-installing, re-installing or relocation of any equipment or otherwise incurred by Toshiba in owning, operating or disposing of any equipment following any exercise by Toshiba of the remedy provided for in
Section 9(b)(3) hereof.

          (f) "Existing Operating Agreement" means that certain Operating Agreement dated as of May 9, 2000, between Toshiba and SanDisk.

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          (g)  "Financing Documents" means the Bridge Loan Documents and the
Refinancing Documents.

          (h) "Fully Reimbursable Obligation " means any amount that is (i) either (A) a payment Obligation that is payable by Toshiba under the Toshiba Guaranty upon demand duly made under the Toshiba Guaranty or (B) an FVC-Japan Bridge Default Obligation that is due to Toshiba, in either case on account of a default by FVC-Japan in the performance of any of its obligations under the Bridge Loan Documents or Refinancing Documents, to the extent such default arose as a result of a SanDisk FV Payment Default and (ii) equal in amount to the lesser of (A) the unpaid obligation of SanDisk giving rise to such SanDisk FV Payment Default and (B) the amount of such payment Obligation of Toshiba or FVC-Japan Bridge Default Obligation, as the case may be.

          (i) "Fully Reimbursable Obligation Default" means any failure by SanDisk to pay any Demand Amount comprised of Fully Reimbursable Obligations and/or Expenses related thereto payable under Section 2 hereof on or before the earlier of (A) 30 days after delivery to SanDisk of a Demand Notice covering such Demand Amount as provided herein and (B) the Business Day immediately prior to the date of expiration of a period of time, after the date of delivery to SanDisk of a Demand Notice covering such Demand Amount as provided herein, which period of time is equal to the period of grace and/or cure time FVC-Japan had or would have had pursuant to the Financing Documents to perform the obligations whose default gave rise to the Reimbursable Obligations included within such Demand Amount without triggering a right of the Bridge Bank, Toshiba or the Refinancing Banks to exercise default remedies under the Financing Documents for non-performance of such obligations.

          (j) "FVC-Japan Bridge Default Obligation" means any amount payable by FVC-Japan to Toshiba that has not been paid when due (after giving effect to all applicable grace and cure periods) under the FVC-Japan Bridge Loan Documents.

          (k)  "FV Cure Obligation" has the meaning set forth in Section 3.

          (l) "FV Cure Obligation Default" means, with respect to any Demand Amount comprised of FV Cure Obligations and/or Expenses related thereto payable under Section 3 hereof, any failure by SanDisk to pay such Demand Amount on or before the later of (A) 30 days after delivery to SanDisk as provided herein of a FV Cure Payment Notice in respect of the FV Payment Default giving rise to such Demand Amount and (B) one Business Day after delivery to SanDisk of the Demand Notice covering such Demand Amount.

          (m)  "FV Cure Payment" has the meaning set forth in Section 3.

          (n)  "FV Cure Payment Notice" has the meaning set forth in Section 3.

          (o) "FV Payment Default" means a default by SanDisk in paying or causing payment of an obligation of SanDisk or any of its subsidiaries to make a payment to FVC-Japan due pursuant to Article 7 of the New SanDisk Supply Agreement on account of "lease fee charges" and/or "bridge loan interest payments" specified as provided in such Article 7 and any applicable provisions of the New Master Agreement.

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          (p)  "Lease Payment Due Date" means in the case of any obligation of
SanDisk to make a payment to FVC-Japan pursuant to Article 7 of the New SanDisk Supply Agreement on account of "lease fee charges" and/or "bridge loan interest payments" as provided in such Article 7 and any applicable provisions of the New Master Agreement, the date on which such payment is due.

          (q)  "Lessee" means FVC or FVC-Japan, as the context may require.

          (r) "New Operating Agreement" has the meaning set forth in the New Master Agreement.

          (s) "New SanDisk Supply Agreement" means the Purchase and Supply Agreement, as such term is defined in the New Master Agreement, to which SanDisk is party.

          (t) "New Toshiba Supply Agreement" means the Purchase and Supply Agreement, as such term is defined in the New Master Agreement, to which Toshiba is party.

          (u)  "Non-Reimbursable Obligation" means any amount that is (i) either
(A) an Obligation that is paid or payable by Toshiba under the Toshiba Guaranty or (B) an FVC-Japan Bridge Default Obligation that is due to Toshiba, in either case on account of a default by FVC-Japan in the performance of any of its obligations under the Bridge Loan Documents or Refinancing Documents, to the extent such default arose as a result of a Toshiba FV Payment Default and (ii) equal in amount to the lesser of (A) the unpaid obligation of Toshiba giving rise to such Toshiba FV Payment Default and (B) the amount of such Obligation of Toshiba or FVC-Japan Bridge Default Obligation, as the case may be.

          (v) "Obligation" means any liability or obligation of FVC-Japan under the Financing Documents that is guarantied by Toshiba and becomes due and payable by Toshiba to the Bridge Bank or the Refinancing Banks at any time under or pursuant to the terms of the Toshiba Guaranty, whether for principal, interest, premiums, fees, expenses or otherwise.

          (w) "Outstanding Financing Amount" means on any date of determination the aggregate amount on such date of determination of rent payments scheduled to become due on or after such date from FVC-Japan and the principal amount of all borrowings by FVC-Japan outstanding, in each case under the Financing Documents, after giving effect to any borrowings and payments on account of such rent or principal amount occurring on such date.

          (x) "Ownership Percentage" means, with respect to any party on any date of determination, the percentage of such party's ownership interest in FVC-Japan, as the same may have been adjusted from time to time as of such date of determination in accordance with the terms and provisions of the New Operating Agreement. For the avoidance of doubt, as of the date hereof, SanDisk's Ownership Percentage is 49.9% and Toshiba's Ownership Percentage is 50.1%.

          (y) "Potential Toshiba Guaranty Default" means any event, occurrence or circumstance that (i) but for the giving of notice would constitute a Toshiba Guaranty Default or (ii) but for the passage of time would, and is reasonably expected by Toshiba upon such passage of time to, constitute a Toshiba Guaranty Default.

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          (z)  "Pro-Rata Reimbursable Obligation" means any amount that is the product of :

          (i) SanDisk's Ownership Percentage (at the time any such payment under the Toshiba Guaranty referred to in clause (ii) below is due or any such FVC-Japan Bridge Default Obligation referred to in clause (ii) below arises, as the case may be) multiplied by

          (ii) any amount that:

                    (A) comprises an amount that is either (1) a payment that has actually been made in cash by Toshiba under the Toshiba Guaranty in payment of an Obligation upon demand duly made under the Toshiba Guaranty or (2) an FVC-Japan Bridge Default Obligation that is due to Toshiba, in either case on account of a default by FVC-Japan in the performance of any of its obligations under the Bridge Loan Documents or Refinancing Documents, where (x) such default by FVC Japan did not arise as a result of any Toshiba Guaranty Default or Potential Toshiba Guaranty Default, or occur (other than on account of a default by FVC-Japan in the performance of any of its obligations under the Bridge Loan Documents or Refinancing Documents, where such default arose as a result of a SanDisk FV Payment Default) after the occurrence of any Toshiba Guaranty Default or Potential Toshiba Guaranty Default and (y) any such Obligations were not incurred (other than on account of a default by FVC-Japan in the performance of any of its obligations under the Bridge Loan Documents or Refinancing Documents, where such default arose as a result of a SanDisk FV Payment Default) at a time when any Toshiba Guaranty Default or Potential Toshiba Guaranty Default had occurred; but

                    (B) does not include any amount to the extent comprised of any Fully Reimbursable Obligation, FV Cure Obligation or Non-Reimbursable Obligation.

          (aa) "Pro-Rata Reimbursable Obligation Default" means any failure by SanDisk to pay any Demand Amount comprised of Pro-Rata Reimbursable Obligations and Expenses related thereto payable under Section 2 hereof on or before the earlier of (A) 30 days after delivery to SanDisk of a Demand Notice covering such Demand Amount as provided herein and (B) the Business Day immediately prior to the date of expiration of a period of time, after the date of delivery to SanDisk of a Demand Notice covering such Demand Amount as provided herein, which period of time is equal to the period of grace and/or cure time FVC-Japan had or would have had pursuant to the Financing Documents to perform the obligations whose default gave rise to the Reimbursable Obligations included within such Demand Amount without triggering a right of the Bridge Bank, Toshiba or the Refinancing Banks to exercise default remedies under the Financing Documents for non-performance of such obligations.

          (bb) "Reimbursable Obligation" means any Fully Reimbursable Obligation, Pro-Rata Reimbursable Obligation or FV Cure Obligation payable hereunder.

          (cc) "Toshiba FV Payment Default" means a default by Toshiba in paying an obligation of Toshiba to make a payment to FVC-Japan due pursuant to Article 7 of the New

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Toshiba Supply Agreement on account of "lease fee charges" and/or "bridge loan interest payments" specified as provided in such Article 7 and any applicable provisions of the New Master Agreement.

          (dd) "Toshiba Guaranty Default" means any default by Toshiba in the performance of any obligation under or compliance with any covenant under the Toshiba Guaranty, or any event, occurrence or circumstance that, under the Toshiba Guaranty, entitles any of the Bridge Bank or Refinancing Banks to demand payment.

     Section 2. Indemnification. SanDisk will reimburse Toshiba, and indemnify and hold harmless Toshiba from and against, any Demand Amount incurred by Toshiba and will, not later than the next Business Day immediately after Toshiba's delivery to SanDisk of a Demand Notice covering such Demand Amount in accordance with the terms and conditions of this Agreement (such Business Day being the "Due Date" in respect of such Demand Amount), pay to Toshiba the Demand Amount set forth therein. Without limiting SanDisk's obligations hereunder and notwithstanding any purported termination of this Agreement, if any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to SanDisk shall occur, and such occurrence shall result in the return of any payment or performance of any Demand Amount, then
(a) without further notice, demand or other action, the obligations of SanDisk hereunder shall be reinstated with respect to (i) such payment or performance returned and (ii) all further obligations arising as a result of such return or request, and (b) SanDisk shall thereupon be liable therefor, without any obligation on the part of Toshiba to contest or resist any such return.

     Section 3. Cure of FV Payment Defaults. In the event of any FV Payment Default, Toshiba shall have the right to make such payment to FVC-Japan in lieu of SanDisk under the New SanDisk Supply Agreement or otherwise to make such payment under the Financing Documents as in either case is necessary to preclude such FV Payment Default from resulting in what would otherwise be a default by FVC-Japan under the Bridge Loan Documents or Refinancing Documents (any such payment by Toshiba being a "FV Cure Payment"); provided, however, that Toshiba shall have such right only (i) after it shall have given to SanDisk, as provided herein, notice of Toshiba's intention to exercise such right (a "FV Cure Payment Notice") not less than 30 days prior to exercising such right or such lesser period (as specified in such FV Cure Payment Notice) prior to such exercise of such right as is necessary to enable such exercise to be effective to preclude such FV Payment Default from resulting in a default by FVC-Japan under the Bridge Loan Documents or Refinancing Documents and (ii) if during such notice period SanDisk shall have failed to cure such FV Payment Default in a manner effective to preclude such FV Payment Default from resulting in a default by FVC-Japan under the Bridge Loan Documents or Refinancing Documents. The amount of any FV Cure Payment, together with interest thereon accrued, at a per annum rate of [***], from the date of payment thereof by Toshiba until the date of reimbursement thereof and payment of such interest hereunder shall comprise "FV Cure Obligations" hereunder.

     Section 4. Dispute Resolution. Upon payment of any amount demanded by Toshiba as Demand Amount payable hereunder, SanDisk shall have the right to contest whether such amount was properly payable hereunder, and seek recovery thereof, in the manner set forth in

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HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Section 19 hereof. Any payment by SanDisk to Toshiba of an amount demanded by
Toshiba as a Demand Amount payable hereunder shall not be deemed to constitute an admission by SanDisk, nor create a presumption, of SanDisk's liability for such amount.

     Section 5.  Fees.

          (a) During the term of this Agreement, SanDisk shall pay a guarantee fee (the "Fee") to Toshiba. The Fee shall accrue, on the daily amount of SanDisk's Ownership Percentage of the daily Outstanding Financing Amount, at the rate of [***] per annum, and such Fee shall be payable on a quarterly basis in arrears, on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the date hereof, and on the date of termination of this Agreement.

          (b) Toshiba shall be responsible for any other fees, costs and expenses, other than legal fees for SanDisk's counsel, incurred in connection with Financing Documents, the Toshiba Guaranty and the transactions contemplated thereby, including, without limitation, any rearrangement fees assessed by Bank and any breakage fees assessed in connection with the Lease Documents.

     Section 6. Nature of Agreement. Notwithstanding anything herein otherwise to the contrary:

          (a) The obligations and liability of SanDisk under this Agreement shall be independent, absolute, primary and direct, irrevocable and unconditional, regardless of (i) any untrue or incorrect information in a Demand Notice, whose untruth or incorrectness was not known by Toshiba at the time of delivery of such Demand Notice (ii) any nonperfection of any collateral security for the Obligations; (iii) any lack of validity or enforceability of the Toshiba Guaranty, the Financing Documents, or any of the Obligations; (iv) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting either Lessee, Toshiba, SanDisk or any co-guarantor or endorser of, any or all of the Obligations or any of the assets of any of them, or any contest of the validity of this Agreement in any such proceeding; or (v) any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of Toshiba with respect thereto or which might cause or permit either Lessee or any co-guarantor of the Obligations to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations or performance of this Agreement.

          (b) For the avoidance of doubt, neither anything contained in, nor any performance or default (including, without limitation, any Toshiba Guaranty Default or Potential Toshiba Guaranty Default) under, the Toshiba Guaranty or any modification thereof or any other agreement, document or arrangement entered into by Toshiba or any of its affiliates with or for the benefit of the Bridge Bank or the Refinancing Banks in any case shall result in SanDisk having any liability or obligation under this Agreement, other than obligations and liabilities of

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SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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SanDisk provided for under the terms contained in this Agreement (construed under applicable principles of contract construction to give effect to the intent of the parties).

     Section 7. Rights and Remedies. No remedy herein conferred upon or reserved to Toshiba is intended to be exclusive of any other remedies or remedy available to Toshiba, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given to Toshiba under this Agreement or now or hereafter existing at law or in equity. No failure or delay on the part of Toshiba in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Agreement. Without limiting the foregoing, nothing contained herein is intended to limit Toshiba to delivering a single Demand Notice relating to a particular circumstance or set of circumstances, it being understood that any Demand Notice delivered hereunder shall cover only Reimbursable Obligations and/or Expenses payable under Section 2 hereof and shall not cover Reimbursable Obligations and/or Expenses covered by any other Demand Notice.

     Section 8. Payments. All payments by SanDisk hereunder to Toshiba shall be made in immediately available funds and in Japanese Yen to Toshiba at its office or at such other location as Toshiba shall specify by notice to SanDisk. All payments by SanDisk under this Agreement shall be made by SanDisk solely from SanDisk's own funds and not from any funds of either Lessee.

     Section 9.  Events of Default; Remedies.

          (a) The occurrenc e of any of the following events shall constitute an "Event of Default" under this Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental authority):

               (1)  Both of the following (A) and (B) shall occur:

                    (A) either a FV Cure Obligation Default or a Fully Reimbursable Obligation Default shall occur at a time when there shall not have been any earlier occurrence of either any Fully Reimbursable Obligation Default or any FV Cure Obligation Default and

                    (B) thereafter, and on or prior to the later of (x) the Lease Payment Due Date next succeeding such FV Cure Obligation Default or Fully Reimbursable Obligation Default, as the case may be, and (y) the date that is three months after the FV Payment Default giving rise to such FV Cure Obligation Default or Fully Reimbursable Obligation Default, as the case may be, either (i) SanDisk shall fail to pay the Demand Amount, specified in a Demand Notice duly delivered hereunder, that includes the FV Cure Obligations or Fully Reimbursable Obligations, as the case may be, giving rise to such FV Cure Obligation Default or Fully Reimbursable Obligation Default, as the case may be, (together, solely in the case of any such Demand Amount that includes Fully Reimbursable Obligations, with interest on such Fully Reimbursable Obligations accrued, at a per annum rate of [***], from the Due Date for payment by SanDisk under Section 2 hereof of such Fully Reimbursable Obligations) or (ii) there shall

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occur any other FV Payment Default after the FV Payment Default that gave rise to such FV Cure Obligation Default or Fully Reimbursable Obligation Default, as the case may be;

               (2) At any time when there shall have been any earlier occurrence of either any Fully Reimbursable Obligation Default or any FV Cure Obligation Default, there shall be any additional occurrence of either any FV Cure Obligation Default or any Fully Reimbursable Obligation Default;

               (3)  A Pro-Rata Reimbursable Obligation Default;

               (4) SanDisk shall fail (other than any failure described in paragraph (1), (2) or (3)) to observe or perform any covenant, condition or agreement of SanDisk contained in this Agreement, and such failure remains uncured for 30 days after notice thereof from Toshiba to SanDisk; or

               (5)  a Bankruptcy Event of SanDisk.

          (b) Upon the occurrence of any Event of Default, Toshiba may, at its option, declare a default by written notice to SanDisk, and at any time thereafter, Toshiba may, at its option, take one or more of the following actions:

               (1) acquire SanDisk's interest in each Lessee in the manner applicable under the New Operating Agreement (in respect of FVC-Japan) and Existing Operating Agreement (in respect of FVC, if it has not by then been dissolved) to an exercise by Toshiba of the remedy provided for in Section 10.05(a) of the New Operating Agreement and Section 10.05(a) of the Existing Operating Agreement, respectively; provided that the amount payable to SanDisk in any such acquisition shall be reduced by the amount of any Demand Amounts unpaid and due hereunder at the time of such acquisition, unless such acquisition of SanDisk's interest in each Lessee is effected by Toshiba hereunder following or in conjunction with any exercise of the remedy provided for in Section 9(b)(3) below (in which case the amount payable in such acquisition shall not be so reduced); and/or

               (2) upon termination of the New Master Agreement under the terms thereof, exercise the rights to a royalty-free license from SanDisk provided for in Section 8.01(g)(ii) of the New Master Agreement; and/or

               (3) in the event that (i) the Outstanding Financing Amount has become accelerated and payable in full as a result of a default by FVC-Japan giving rise to the Reimbursable Obligation payable hereunder that gave rise to such Event of Default and (ii) Toshiba pursuant to the Toshiba Guaranty has paid in full the Outstanding Financing Amount as so accelerated following such Event of Default, be entitled to assume full ownership rights to such interest as either Lessee has in the Leased Equipment upon such payment in full of such Outstanding Financing Amount as so accelerated; and/or

               (4) exercise any other right or remedy that may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

         Section 10. Modifications and Waivers. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall, in any event, be effective unless the same is in writing signed by Toshiba and SanDisk and any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party, in any case, shall entitle such party to any other or further notice or demand in similar or other circumstances.

         Section 11. Waiver. Except as provided herein, SanDisk hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any Demand Amount.

         Section 12. No Setoff by SanDisk. No setoff, counterclaim, deduction, reduction, or diminution of any obligation, or any defense of any kind or nature which SanDisk has or may have against either Lessee or Toshiba shall be available hereunder to SanDisk.

         Section 13.   Representations and Warranties.

               (a) Each of SanDisk and Toshiba hereby represents and warrants, solely in respect of itself, as follows:

                       (1) Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to enter into, and perform this Agreement.

                       (2) The execution, delivery and performance by such party of this Agreement (i) have been duly authorized by all necessary actions, and (ii) do not and will not contravene any law or any contract binding on, or affecting such party except to the extent that any such contravention would not have a materially adverse effect on such party's ability to perform its obligations under this Agreement.

                       (3) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than any that has been obtained, taken or made or whose failure to be obtained, taken or made would not have a materially adverse effect on such party's ability to perform its obligations under the Agreement ) is required for the due execution, delivery and performance by such party of this Agreement.

                       (4) This Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

               (b)     SanDisk hereby represents and warrants as follows:

                       (1) There are no actions, claims investigations or proceedings pending, or to SanDisk's knowledge threatened, by or before any governmental authority that, if adversely determined, would have a material adverse effect on SanDisk, on the conduct of the business of FVC-Japan following the Closing as contemplated by the Operative Documents or on SanDisk's ability to perform any of its material obligations under this Agreement.

                       (2) Except as set forth in Schedule I attached hereto, there are no lawsuits, arbitrations or other legal proceedings pending, or to SanDisk's knowledge threatened, by or against or affecting SanDisk or any of its Affiliates or any of their respective properties that (i) are reasonably likely, based on information known to SanDisk as of the date hereof, to have a material adverse effect on the conduct of the business of FVC-Japan following the Closing as contemplated by the Operative Documents or (ii) relate to any of the transactions contemplated by the Operative Documents in a manner which is material to the ability of it to carry out the transactions contemplated hereby or which could have a material adverse effect on the conduct of the business of FVC-Japan following the Closing as contemplated in the Operative Documents.

                       (3) SanDisk is solvent and has assets having a present fair saleable value at least equal to the amount of its liabilities.

         Section 14.   Covenants.

               (a) SanDisk covenants and agrees that, during the term of this Agreement, it shall:

                       (1) maintain its corporate existence and shall not dissolve or otherwise dispose of all, or substantially all of its assets; provided, that this clause (1) shall not limit SanDisk's ability to consummate a Change of Control so long as the person surviving in such Change of Control (if not SanDisk), or that shall have acquired all or substantially all of the assets of SanDisk in connection with such Change of Control, shall expressly assume in writing all of the duties and obligations of SanDisk under this Agreement;

                       (2) except as otherwise expressly permitted by the New Operating Agreement, not Transfer or permit any of its affiliates to Transfer all or any portion of its Units in FVC-Japan (or all or any portion of SanDisk's interest in any subsidiary through which SanDisk beneficially owns such Units), to any person without the consent of Toshiba.

               (b) Toshiba covenants and agrees that, during the term of this Agreement, it shall deliver a true and correct copy of the Toshiba Guaranty or a modification thereof, as soon as practicable after the execution and delivery thereof, to SanDisk in accordance with the procedures established for the giving of notice in Section 16 hereof; provided, however, that (i) prior to such delivery, Toshiba may redact from such copy any information which Toshiba deems to be confidential or proprietary to either Toshiba or the Bridge Bank or Refinancing Banks and (ii) no such document or delivery of a copy of it hereunder shall limit the effect of Section 6(b) hereof

               (c)     [***].

         Section 15. Additional Provisions relating to Expenses. In the event that Toshiba should incur Expenses relating to Reimbursable Obligations and such Expenses were not incurred in time to be included in any Demand Notice covering such Reimbursable Obligations delivered hereunder, Toshiba shall nevertheless be entitled to reimbursement of such Expenses upon request to SanDisk advising SanDisk of such Expenses and the facts and circumstances of their incurrence. In the event that any estimate of Expenses included in any Demand Notice

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

should prove to be in excess of the amount of such Expenses actually incurred by Toshiba, upon determination that such excess exists Toshiba shall reimburse SanDisk for any payment made by SanDisk of such excess.

         Section 16. Addresses for Notices. All notices and other communications to be given to any party under this Agreement shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by facsimile or email (if such facsimile or email is confirmed within two Business Days by delivery of a copy by hand, courier or overnight delivery service), with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

             (a) If to SanDisk:

                    SanDisk Corporation
                    140 Caspian Court
                    Sunnyvale, CA 94089
                    Telephone: (408) 542-0555
                    Facsimile: (408) 542-0600
                    Attention: President and CEO

                 With a copy to:

                    SanDisk Corporation
                    140 Caspian Court
                    Sunnyvale, CA 94089
                    Telephone: (408) 548-0208
                    Facsimile: (408) 548-0385
                    Attention: Vice President and General Counsel

             (b) If to Toshiba:

                    Toshiba Corporation
                    Semiconductor Company
                    1-1 Shibaura 1-Chome
                    Minato-Ku, Tokyo 105-8001 Japan
                    Telephone: 011 81 3 3457 3362
                    Facsimile: 011 81 3 5444 9339
                    Attention: Vice President

             With a copy to:

                Toshiba Corporation
                Semiconductor Company
                Legal Affairs and Contracts Division
                1-1 Shibaura 1-Chome
                Minato-Ku, Tokyo 105-8001 Japan
                Telephone: 011-81-3-3457-3452
                Facsimile: 011-81-3-5444-9342
                Attention: General Manager



         Section 17. Term; Assignment. This Agreement shall (i) remain in full force and effect until the earlier of (x) payment in full of all obligations under the Bridge Loan Documents and the Refinancing Documents (after payment of any Reimbursable Obligation and/or Expenses then due hereunder) and (y) termination of the New Master Agreement pursuant to Section 8.01(a) thereof, whereupon this Agreement (except as provided below) shall terminate, (ii) be binding upon each of SanDisk and Toshiba and their respective personal representatives, heirs, successors and assigns and (iii) inure to the benefit of, and be enforceable by each of Toshiba and SanDisk and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Toshiba may assign or otherwise transfer its obligations under the Toshiba Guaranty to any other person or entity without any requirement that SanDisk give its consent to such assignment or transfer (provided, that this provision shall not affect any consent rights of SanDisk under the New Master Agreement or New Operating Agreement or otherwise as a participant in either Lessee), and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to Toshiba herein or otherwise; provided, further, that SanDisk may assign or otherwise transfer its obligations under this Agreement to any other person or entity in connection with a merger, consolidation or sale of all or substantially all of the assets or the outstanding securities of SanDisk (so long as such merger, consolidation or sale shall be in compliance with Section 14(a)(1)) without the consent of Toshiba or its successors or assigns; provided, further, that Sections 4, 5(b), 6, 7, 8, 10, 12, 13, 14(c), 15, 16, 17, 18, 19, 20, 21 and 22 shall survive any termination of this Agreement.

         Section 18. Entire Agreement. This Agreement constitutes the entire agreement with respect to, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to, the subject matter hereof.

         Section 19. Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (except as may be expressly provided in this Agreement) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the parties in entering into this Agreement cannot be preserved, this Agreement shall either be renegotiated or terminated, by mutual agreement of the parties.

         Section 20. Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws.

         Section 21. No Presumption Against Either Party. This Agreement was negotiated and drafted jointly by both of the parties hereto, and there shall be no presumption in the construction of this Agreement that the Agreement or any provision thereof shall be construed against either party on account of such party being the drafter hereof.

         Section 22. Arbitration. Any dispute arising under this Agreement will be settled by binding arbitration in San Francisco, California. Such dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. The awards of such arbitration shall be final and binding upon the parties thereto. The non-prevailing party will bear all fees and expenses of both parties associated with the arbitration.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, for good and valuable consideration and intending to be legally bound hereby, this Agreement has been executed and delivered by SanDisk and Toshiba as of the date hereof.

                                    SANDISK CORPORATION


                                    By: /s/ Eli Harari
                                        ----------------------------------------
                                    Name:  Eli Harari
                                    Title:  President & Chief Executive Officer


                                    TOSHIBA CORPORATION


                                    By: /s/ Takeshi Nakagawa
                                        ----------------------------------------
                                    Name:  Takeshi Nakagawa
                                    Title:  Corporate Senior Vice President
                                            President & CEO
                                            Semiconductor Company